SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2005

CELANESE CORPORATION
(Exact Name of Registrant as specified in its charter)
DELAWARE	001-32410	98-0420726
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1601 West LBJ Freeway, Dallas, Texas 75234-6034
(Address of Principal Executive Offices) (Zip Code)
Registrant's telephone number, including area code: (972) 901-4500
Not Applicable
(Former name or former address, if changed since last report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition

On July 11, 2005, Celanese Corporation (the "Company") issued a press release reporting the reaffirmation of its second quarter adjusted earnings per share to be at the high end of its guidance range and the adoption of a new convention for reporting adjusted earnings per share and adjusted EBITDA. A copy of the press release is attached to this Current Report on Form 8-K ("Current Report") as Exhibit 99.1 and is incorporated herein solely for purposes of this Item 2.02 disclosure.

The information in this Current Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of such section. The information in this Current Report, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended or the Exchange Act, regardless of any incorporation by reference language in any such filing.

Item 8.01    Other Events.

On July 5, 2005, the Company issued a press release announcing that the Company had declared on July 5, 2005, a cash dividend of $0.265625 per share on its 4.25% convertible perpetual preferred stock payable on August 1, 2005. The dividend is for the period May 1, 2005 to July 31, 2005 to holders of record as of July 15, 2005. The dividend was declared in accordance with the Company's previous disclosure in its registration statement on Form S-1 filed with the Securities and Exchange Commission in connection with the company's IPO on January 21, 2005. A copy of the press release is attached to this Current Report as Exhibit 99.2 and is incorporated herein solely for purposes of this Item 8.01.

Item 9.01    Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description
99.1	Press Release dated July 11, 2005
99.2	Press Release dated July 5, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELANESE CORPORATION
By:	/s/ Corliss J. Nelson
	Name:	Corliss J. Nelson
	Title:	Executive Vice President and Chief Financial Officer

Date: July 11, 2005

Exhibit Index

Exhibit Number	Description
99.1	Press Release dated July 11, 2005
99.2	Press Release dated July 5, 2005